EXHIBIT 99.1

For more information, contact

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

West Coast Bancorp Reports Net Income of $ 17.8 Million for Fourth Quarter of 2011 and $33.8 million for Full Year 2011

•	Return on average assets reached 1.37% for the full year 2011.
•	2011 net income increased $30.6 million over 2010.
•	During the fourth quarter of 2011, the Company reversed its remaining deferred tax asset valuation allowance generating a benefit for income taxes of $17.6 million in the fourth quarter and $20.2 million for full year 2011.
•	In the fourth quarter, the Company recorded a $4.4 million charge in conjunction with prepayment of Federal Home Loan Bank (“FHLB”) term borrowings and $1.0 million in expenses associated with completion of several cost reduction initiatives; these actions are expected to improve operating income in 2012.
•	Total Nonperforming assets of $71 million, or 2.9% of total assets, at year end continued to decline from prior periods.
•	Allowance for credit losses increased to 89% of nonperforming loans at year end 2011.

Lake Oswego, OR – January 27, 2012 – West Coast Bancorp (NASDAQ: WCBO) (“Bancorp” or “Company”), the parent company of West Coast Bank (“Bank”) and West Coast Trust Company, Inc., today announced net income of $17.8 million or $.83 per diluted share for the fourth quarter of 2011 compared to net income of $1.9 million or $.09 per diluted share in the same quarter of 2010. Net income for the full year 2011 was $33.8 million or $1.58 per diluted share, up from net income of $3.2 million or $.16 per diluted share in 2010.

“Net income of $33.8 million for the year ended December 31, 2011, compared to $3.2 million for the same period a year ago, reflects the consistent improvement in the core operating performance of the Company over the past two years and the impact of the reversal of the deferred tax asset valuation allowance”, said Robert D. Sznewajs, President and Chief Executive Officer. “The Company’s return on average assets continues to improve, reaching 1.37% for the year ended December 31, 2011. The combination of record levels of capital, actions taken in 2011 relating to the restructuring of FHLB borrowings, implementation of cost reduction and revenue enhancing initiatives, and other measures, positions the Bank well for 2012.”

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 2 of 18

As shown in Table 1 below, the Company incurred approximately $1.0 million in expenses associated with its ongoing cost reduction initiatives in the quarter ended December 31, 2011. In addition, the Company prepaid $80 million of FHLB term borrowings in the fourth quarter, incurring a $4.4 million prepayment charge. As a result of this and the $88 million FHLB prepayment in the third quarter of 2011, the Company estimates a net reduction in interest expense related to term borrowings of approximately $3.2 million in 2012. The cumulative effect of all these actions is projected to improve pre-tax income by approximately $5.8 to $6.0 million in 2012.

Table 1	IMPACT FROM EXPENSE REDUCTION INITIATIVES AND FHLB PREPAYMENTS

	Q4 expense	Q3 expense	Full-year expense	Estimated
(Dollars in thousands)	associated with	associated with	associated with	annual pre-tax
Corporate action:	initiatives	initiatives	initiatives	income benefit

Branch closure and personnel reduction	$1,002	$309	$1,311	$2.6-$2.8 million
FHLB borrowings prepayment	4,365	2,775	7,140	$3.2 million
Total	$5,367	$3,084	$8,451	$5.8 - $6.0 million

Table 2 below shows summary financial information for the quarters and years ended December 31, 2011 and 2010.

Table 2
SUMMARY FINANCIAL INFORMATION

	Qtr. ended	Qtr. ended		Year-to-date	Year-to-date
	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
(Dollars and shares in thousands)	2011	2010	Change	2011	2010	Change
Net income	$17,762	$1,912	$15,850	$33,777	$3,225	$30,552
Net income available to common stockholders [1]	$16,532	$1,773	$14,759	$31,410	$2,833	$28,577

Selective quarterly performance ratios
Return on average assets, annualized	2.88%	0.31%	2.57	1.37%	0.13%	1.24
Return on average equity, annualized	23.68%	2.75%	20.93	11.79%	1.21%	10.58
Efficiency ratio	93.02%	77.42%	15.60	80.44%	78.14%	2.30

Share and Per Share Figures-Actual
Common shares outstanding at period end	19,298	19,286	12	19,298	19,286	12
Weighted average diluted shares	21,175	20,817	358	21,246	20,350	896
Weighted average diluted shares-two class method [2]	19,911	19,573	338	19,940	18,059	1,881
Net income per diluted share	$0.83	$0.09	$0.74	$1.58	$0.16	$1.42
Book value per common share	$15.20	$13.04	$2.16	$15.20	$13.04	$2.16

1 Adjusted for the impact of allocating net income to participating instruments, restricted stock and preferred Series B stock.

2 Adjusted for the impact of calculating earnings per share under the two-class method.

Please see Table 22 for additional information regarding outstanding shares and the possible dilutive effects of presently outstanding securities.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 3 of 18

Balance Sheet Overview

Fourth quarter 2011 average total loan balances of $1.49 billion declined 1% from the third quarter of 2011. The Company’s new loan commitment originations in 2011 were approximately $300 million, a 50% increase from 2010 levels. Due to higher than expected loan payoffs and a greater resolution of nonaccrual loans than anticipated, total average loans in the fourth quarter of 2011 declined $59 million or 4% from the same quarter a year ago. A modest growth in commercial real estate loans was offset by reductions in all other categories. The reduction was particularly significant in the construction loan category, which contracted $26 million or 48%, reflecting the continued weak market conditions. Real estate mortgage and commercial loan categories declined at more modest rates.

Yield on total loans continued to decline as existing higher yielding loans paid off and new loan originations were at lower yields reflecting low market interest rates.

Table 3
AVERAGE LOANS FOR THE QUARTER
(Dollars in thousands)	December 31,	% of	December 31,	% of	Change		September 30,	% of
	2011	Total	2010	total	Amount	%	2011	Total
Commercial loans	$293,583	20%	$312,652	20%	$(19,069)	-6%	$297,354	20%
Commercial real estate construction	14,730	1%	24,540	2%	(9,810)	-40%	15,764	1%
Residential real estate construction	13,613	1%	29,993	2%	(16,380)	-55%	15,146	1%
Total real estate construction loans	28,343	2%	54,533	4%	(26,190)	-48%	30,910	2%
Mortgage	58,346	4%	67,393	4%	(9,047)	-13%	60,123	4%
Nonstandard mortgage	9,233	1%	14,188	1%	(4,955)	-35%	10,020	1%
Home equity	260,849	17%	273,119	18%	(12,270)	-4%	263,873	17%
Total real estate mortgage	328,428	22%	354,700	23%	(26,272)	-7%	334,016	22%
Commercial real estate loans	834,362	55%	819,709	52%	14,653	2%	838,887	55%
Installment and other consumer loans	13,721	1%	15,381	1%	(1,660)	-11%	13,924	1%
Total loans	$1,498,437		$1,556,975		$(58,538)	-4%	$1,515,091
Yield on loans	5.19%		5.43%		(0.24)		5.25%

While the collective balance of cash equivalents and investment securities declined $111 million from September 30, 2011, the Company’s year-end 2011 liquidity position remained strong. Combined cash equivalents and investment securities balance totaled $762 million or 34% of earning assets. As part of its efforts to support its net interest income and margin, the Company reduced its cash equivalents balance by $103 million while increasing its investment securities portfolio by $84 million since year end 2010. Over this period, the Company increased its investments in U.S. government agency, government guaranteed mortgage-backed, and municipal securities. The purchases consisted primarily of U.S. government agency securities with 3 to 5-year maturities and 10 and 15-year fully amortizing U.S. agency mortgage-backed securities. The expected duration of the investment portfolio was 2.5 years at year end 2011, compared to 2.7 years at year end 2010.

The fourth quarter yield on the collective cash equivalents and investment securities balance contracted slightly from the third quarter of 2011, reflecting investment securities purchases at yields lower than existing portfolio yields as well as accelerated premium amortization on mortgage-backed securities during the most recent quarter.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 4 of 18

Table 4
PERIOD END CASH EQUIVALENTS AND INVESTMENT SECURITIES
	December 31,	December 31,	Change		September 30,
	2011	2010	Amount	%	2011
Cash equivalents:
Federal funds sold	$4,758	$3,367	$1,391	41%	$2,102
Interest-bearing deposits in other banks	27,514	131,952	(104,438)	-79%	47,734
Total cash equivalents	32,272	135,319	(103,047)	-76%	49,836

Investment securities:
U.S. Treasury securities	203	14,392	(14,189)	-99%	205
U.S. Government Agency securities	219,631	194,230	25,401	13%	277,669
Corporate securities	8,507	9,392	(885)	-9%	8,858
Mortgage-backed securities	428,725	363,618	65,107	18%	460,927
Obligations of state and political sub	60,732	52,645	8,087	15%	63,761
Equity investments and other securities	12,046	11,835	211	2%	12,038
Total investment securities	729,844	646,112	83,732	13%	823,458

Total cash equivalents and investment securities	$762,116	$781,431	$(19,315)	-2%	$873,294

Tax equivalent yield on cash equivalents and investment securities	2.24%	2.21%	0.03		2.35%

Fourth quarter 2011 average total deposits of $1.94 billion declined 2% or $37 million from the same quarter in 2010. With excess balance sheet liquidity, the Company continued to reduce higher cost time deposit balances, which declined $102 million or 36% from the fourth quarter of 2010. Time deposits represented 9% of the Company’s average total deposits in the most recent quarter compared to 14% during the corresponding quarter of 2010.

Table 5
QUARTERLY AVERAGE DEPOSITS BY CATEGORY
	Q4	% of	Q4	% of	Change		Q3	% of
	2011	Total	2010	Total	Amount	%	2011	Total
Demand deposits	$622,741	33%	$566,998	29%	$55,743	10%	$615,956	31%
Interest bearing demand	375,922	19%	349,071	18%	26,851	8%	363,554	19%
Total checking deposits	998,663	52%	916,069	47%	82,594	9%	979,510	50%
Savings	117,619	6%	105,114	5%	12,505	12%	114,779	6%
Money market	640,247	33%	670,580	34%	(30,333)	-5%	661,871	34%
Total non-time deposits	1,756,529	91%	1,691,763	86%	64,766	4%	1,756,160	90%
Time deposits	179,288	9%	281,009	14%	(101,721)	-36%	196,807	10%
Total deposits	$1,935,817	100%	$1,972,772	100%	$(36,955)	-2%	$1,952,967	100%

Average rate on total deposits	0.14%		0.40%		(0.26)		0.20%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 5 of 18

Fourth quarter average total checking balances of $999 million grew $83 million or 9% year-over-year and represented 52% of the Company’s average total deposits in the quarter. The continuing shift in the mix of deposit balances from time deposits to non-time deposits contributed to the reduction in the average rate paid on total deposits to .14% in the most recent quarter, a decline of 26 basis points from .40% in the fourth quarter last year and down 6 basis points on a sequential quarter basis.

As noted above, the Company prepaid $80 million in term FHLB borrowings in the most recent quarter. In addition, the Company elected to enter into $70 million in new term borrowings with the FHLB in order to maintain its interest rate sensitivity position. The rate on the new term borrowings is 1.19%, a reduction from 3.21% on the amount prepaid. The duration of the new term borrowings was approximately three and a half years, an increase from approximately two years for the $80 million that was prepaid.

Capital Position

The Company continued to improve its capital position as a result of its profitability, and aided by the reversal of the DTA valuation allowance in the most recent quarter. As shown in Table 6 below, at year end 2011, the Company’s tier 1 and total risk-based capital ratios measured 19.36% and 20.62%, respectively, while its leverage ratio was 14.61%.

Table 6
CAPITAL RATIOS

	December 31,	December 31,		September 30,
	2011	2010	Change	2011	Change
West Coast Bancorp
Tier 1 risk-based capital ratio	19.36%	17.47%	1.89	18.43%	0.93
Total risk-based capital ratio	20.62%	18.74%	1.88	19.69%	0.93
Leverage ratio	14.61%	13.02%	1.59	13.72%	0.89

West Coast Bank
Tier 1 risk-based capital ratio	18.66%	16.79%	1.87	17.74%	0.92
Total risk-based capital ratio	19.92%	18.05%	1.87	19.00%	0.92
Leverage ratio	14.09%	12.51%	1.58	13.20%	0.89

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 6 of 18

Operating Results

As shown in Table 7 below, fourth quarter 2011 net income of $17.8 million increased $15.9 million compared to net income of $1.9 million in the corresponding quarter of 2010. The Company recorded a benefit for income taxes of $17.6 million in the most recent quarter, primarily as a result of a full reversal of the deferred tax asset valuation allowance, as compared to a provision for income taxes of $3.5 million in the same quarter last year. Fourth quarter 2011 income before income taxes was $.1 million, a decline from $5.5 million in the same quarter of 2010. Excluding the $4.4 million FHLB prepayment charge and $1.0 million in expenses associated with cost reduction initiatives in the most recent quarter, income before income taxes was substantially unchanged from the fourth quarter of 2010. Table 7 also shows reconciliation to GAAP income before income taxes.

Table 7
SUMMARY INCOME STATEMENT
(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2011	2010	$	%	2011	$	%
Net interest income	$17,940	$21,889	$(3,949)	-18%	$19,341	$(1,401)	-7%
Provision for credit losses	1,499	1,693	(194)	-11%	1,132	367	32%
Noninterest income	6,419	8,595	(2,176)	-25%	8,414	(1,995)	-24%
Noninterest expense	22,744	23,330	(586)	-3%	22,620	124	1%
Income before income taxes	116	5,461	(5,345)	-98%	4,003	(3,887)	-97%
Provision (benefit) for income taxes	(17,646)	3,549	(21,195)	-597%	(2,273)	(15,373)	676%
Net income	$17,762	$1,912	$15,850	829%	$6,276	$11,486	183%

Reconciliation of income before income taxes adjusted for FHLB prepayment charge
Income before income taxes	$116	$5,461	$(5,345)	-98%	$4,003	$(3,887)	-3351%
Less FHLB prepayment charge [1]	4,365	—	4,365	0%	2,775	1,590	36%
Less branch closure and personnel reduction-related expense [1]	1,002	—	1,002	0%	309	693	69%
Income before income taxes excluding FHLB prepayment charge and branch closure and personnel reduction-related expense [2]	$5,483	$5,461	$22	0%	$7,087	(1,604)	-23%

1 Excludes the impact of any tax-related benefits.

2 Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its operating performance as compared to prior periods.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 7 of 18

Fourth quarter 2011 net interest income of $17.9 million decreased $3.9 million from the same quarter in 2010, mainly as a result of the $4.4 million prepayment charge incurred in conjunction with prepayment of FHLB borrowings during the quarter. Compared to the third quarter of 2011, net interest income declined $1.4 million, which was primarily due to a $1.6 million higher prepayment charge in the most recent quarter compared to that in the third quarter. As shown in Table 8 below, adjusting for the prepayment charge, the fourth quarter 2011 net interest margin of 3.88% increased 14 basis points from the same quarter last year. This was due to the combined effect of cash equivalents being deployed in investment securities, the favorable impact from FHLB prepayments in third and fourth quarter 2011, and the lower rates on interest-bearing deposits more than offsetting the impact from lower loan balances and yields on total earning assets. The reduced interest rate on FHLB borrowings, resulting from the prepayments in late third quarter and early fourth quarter, caused the 10 basis points increase in the net interest margin over third quarter 2011.

Table 8
NET INTEREST SPREAD AND MARGIN
(Annualized, tax-equivalent basis)	Q4	Q4		Q3
	2011	2010	Change	2011	Change
Yield on average interest-earning assets	4.16%	4.35%	(0.19)	4.22%	(0.06)
Rate on average interest-bearing liabilities [1]	1.58%	0.88%	0.70	1.37%	0.21
Net interest spread	2.58%	3.47%	(0.89)	2.85%	(0.27)
Net interest margin	3.13%	3.74%	(0.61)	3.31%	(0.18)

Impact of FHLB prepayment premium in 2011	-0.75%	0.00%	(0.75)	-0.47%	(0.28)
Net interest margin excluding FHLB prepayment premium	3.88%	3.74%	0.14	3.78%	0.10

1 Third and fourth quarter 2011 rate on average interest-bearing liabilities includes 47 and 75 basis points respectively, of expense associated with the prepayment of FHLB borrowings.

As shown in Table 9 below, fourth quarter 2011 total noninterest income of $6.4 million declined $2.2 million from the same quarter last year. Fourth quarter deposit service charges declined $.7 million or 20% from the same quarter in 2010 primarily as a consequence of implementing the Federal Deposit Insurance Corporation’s (“FDIC”) guidance on overdraft protection programs in the second quarter of 2011. Compared to the third quarter of 2011, deposit service charges decreased $.1 million or 4% in the fourth quarter 2011.

Fourth quarter payment systems-related revenues remained essentially unchanged from both the same quarter in 2010 and the prior quarter. The net loss on OREO increased to $2.0 million in the most recent quarter from a $1.2 million net loss in the fourth quarter 2010 and an immaterial loss in the third quarter of 2011. Excluding the total net loss on OREO, the Company’s noninterest income decreased $1.4 million from the same quarter in 2010 and was substantially unchanged over sequential quarters. Gains on sales of investment securities declined $.4 million year-over-year in the fourth quarter. There was no other-than-temporary-impairment (“OTTI”) charge on trust preferred securities held in the investment portfolio in the fourth quarter 2011.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 8 of 18

Table 9
NONINTEREST INCOME
	Q4	Q4	Change		Q3	Change
	2011	2010	$	%	2011	$	%
Noninterest income
Service charges on deposit accounts	$3,005	$3,736	$(731)	-20%	$3,129	$(124)	-4%
Payment systems-related revenue	3,081	2,984	97	3%	3,201	(120)	-4%
Trust and investment services revenues	1,114	1,143	(29)	-3%	1,033	81	8%
Gains on sales of loans	300	568	(268)	-47%	222	78	35%
Gains (losses) on sales of securities	192	617	(425)	-69%	124	68	55%
Other	708	733	(25)	-3%	716	(8)	-1%
Total	8,400	9,781	(1,381)	-14%	8,425	(25)	0%

OREO gains (losses) on sale	(57)	336	(393)	-117%	685	(742)	-108%
OREO valuation adjustments	(1,924)	(1,522)	(402)	-26%	(696)	(1,228)	-176%
Total net loss on OREO	(1,981)	(1,186)	(795)	-67%	(11)	(1,970)	-17909%

Total noninterest income	$6,419	$8,595	$(2,176)	-25%	$8,414	$(1,995)	-24%

As shown in Table 10 below, fourth quarter 2011 total noninterest expense of $22.7 million declined $.6 million from the same quarter in 2010. Other noninterest expense category declined $1.8 million year-over-year fourth quarter, which more than offset increases in employee benefits and professional expenses. Excluding expenses associated with cost reduction initiatives of $1.0 million in the fourth quarter, total noninterest expense declined $.8 million or 4% from the third of 2011 as the Company began to experience benefits from such efforts.

Table 10
NONINTEREST EXPENSE

(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2011	2010	$	%	2011	$	%
Noninterest expense
Salaries and employee benefits	$12,614	$11,521	$1,093	9%	$11,977	$637	5%
Equipment	1,560	1,540	20	1%	1,461	99	7%
Occupancy	2,162	2,245	(83)	-4%	2,115	47	2%
Payment systems-related expense	1,265	1,297	(32)	-2%	1,279	(14)	-1%
Professional fees	1,122	822	300	36%	1,038	84	8%
Postage, printing and office supplies	821	816	5	1%	772	49	6%
Marketing	659	800	(141)	-18%	862	(203)	-24%
Communications	395	388	7	2%	387	8	2%
Other noninterest expense	2,146	3,901	(1,755)	-45%	2,729	(583)	-21%
Total noninterest expense	$22,744	$23,330	$(586)	-3%	$22,620	$124	1%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 9 of 18

Income Taxes and Reversal of Deferred Tax Asset Valuation Allowance

Fourth quarter 2011 benefit for income taxes was $17.6 million, compared to a provision for income taxes of $3.5 million in the same quarter of 2010. The benefit for income taxes in the most recent quarter was primarily the result of fully reversing the Company’s deferred tax asset valuation allowance. Based on a number of factors, including the Company’s return to profitability over consecutive quarters, no deferred tax asset valuation allowance was deemed necessary as of December 31, 2011.

Table 11
INCOME TAXES
(Dollars in thousands)	Q4	Q4		Full year	Full year
	2011	2010	Change	2011	2010
Provision for income taxes net of reversal
of deferred tax asset valuation allowance	$5,818	$—	$5,818	$3,252	$—
Benefit for income taxes from deferred
tax asset valuation allowance:
Reversal of deferred tax asset valuation allowance	(23,464)	—	(23,464)	(23,464)	—
From estimated change in gross gain on securities	—	2,077	(2,077)		(1,197)
Change in deferred tax assets-tax return adjustments	—	1,472	(1,472)	—	4,987
Total provision (benefit) for income taxes	$(17,646)	$3,549	$(21,195)	$(20,212)	$3,790

Credit Quality

Full year 2011 net charge-offs of $13.2 million declined by $3.8 million from $17.0 million in 2010. Net charge-offs increased in home equity and commercial real estate categories in 2011, but were more than offset by declines in commercial, construction real estate, mortgage, and nonstandard mortgage categories. The Company’s future provisioning will continue to be heavily dependent on the local real estate market, level of market interest rates, and general economic conditions nationally and in areas where the Company does business.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 10 of 18

Table 12
FULL YEAR ALLOWANCE FOR CREDIT LOSSES AND NET CHARGEOFFS
		Charge offs as a		Charge offs as a
(Dollars in thousands)	Full year	% of average	Full year	% of average	Full year
	2011	loan balance	2010	loan balance	change
Allowance for credit losses, beginning of period	$41,067		$39,418		$1,649
Total provision for credit losses	8,133		18,652		(10,519)
Loan net charge-offs:
Commercial	2,057	0.69%	4,156	1.26%	(2,099)
Commercial real estate construction	1,233	7.39%	811	1.57%	422
Residential real estate construction	577	3.35%	2,068	9.20%	(1,491)
Total real estate construction	1,810	5.34%	2,879	3.88%	(1,069)
Mortgage	683	1.10%	2,183	3.01%	(1,500)
Nonstandard mortgage	482	4.59%	2,219	13.60%	(1,737)
Home equity	4,383	1.66%	2,679	0.98%	1,704
Total real estate mortgage	5,548	1.65%	7,081	1.95%	(1,533)
Commercial real estate	2,478	0.30%	1,293	0.15%	1,185
Installment and consumer	478	3.67%	614	4.12%	(136)
Overdraft	846	—	980	—	(134)
Total loan net charge-offs	13,217	0.87%	17,003	1.05%	(3,786)

Total allowance for credit losses	$35,983		$41,067		$(5,084)
Components of allowance for credit losses:
Allowance for loan losses	$35,212		$40,217		$(5,005)
Reserve for unfunded commitments	771		850		(79)
Total allowance for credit losses	$35,983		$41,067		$(5,084)

Net loan charge-offs to average loans	0.87%		1.05%		-0.18%
Allowance for loan losses to total loans	2.35%		2.62%		-0.27%
Allowance for credit losses to total loans	2.40%		2.67%		-0.27%
Allowance for loan losses to nonperforming loans	87%		66%		21%
Allowance for credit losses to nonperforming loans	89%		67%		22%

The Company recorded a fourth quarter 2011 provision for credit losses of $1.5 million, a decline from $1.7 million in the same quarter of 2010 and up from $1.1 million in the third quarter of 2011. The fourth quarter 2011 net charge-offs of $2.5 million, or .67% of average loans on an annualized basis, declined from the corresponding quarter in 2010 and on a linked quarters basis, primarily due to declining commercial net charge-offs. The net-charge off activity in fourth quarter 2011 represented the lowest level of charge-offs experienced in the most recent eight quarters.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 11 of 18

Table 13
ALLOWANCE FOR CREDIT LOSSES AND NET CHARGEOFFS
(Dollars in thousands)	Q4	Q3	Q2	Q1	Q4
	2011	2011	2011	2011	2010
Allowance for credit losses, beginning of period	$37,016	$39,231	$40,429	$41,067	$42,618
Total provision for credit losses	1,499	1,132	3,426	2,076	1,693
Loan net charge-offs:
Commercial	292	1,181	321	263	1,109
Commercial real estate construction	48	472	648	65	76
Residential real estate construction	140	(87)	213	311	89
Total real estate construction	188	385	861	376	165
Mortgage	154	185	139	205	347
Nonstandard mortgage	23	61	83	315	76
Home equity	723	516	2,291	853	570
Total real estate mortgage	900	762	2,513	1,373	993
Commercial real estate	812	779	561	326	584
Installment and consumer	119	6	185	168	59
Overdraft	221	234	183	208	334
Total loan net charge-offs	2,532	3,347	4,624	2,714	3,244

Total allowance for credit losses	$35,983	$37,016	$39,231	$40,429	$41,067
Components of allowance for credit losses:
Allowance for loan losses	$35,212	$36,314	$38,422	$39,692	$40,217
Reserve for unfunded commitments	771	702	809	737	850
Total allowance for credit losses	$35,983	$37,016	$39,231	$40,429	$41,067

Net loan charge-offs to average loans (annualized)	0.67%	0.88%	1.22%	0.72%	0.83%
Allowance for loan losses to total loans	2.35%	2.42%	2.53%	2.58%	2.62%
Allowance for credit losses to total loans	2.40%	2.46%	2.58%	2.63%	2.67%
Allowance for loan losses to nonperforming loans	87%	69%	76%	74%	66%
Allowance for credit losses to nonperforming loans	89%	70%	78%	75%	67%

The allowance for credit losses was $36.0 million or 2.40% of total loans at December 31, 2011, compared to an allowance for credit losses of $41.1 million or 2.67% of total loans a year ago and $37.0 million or 2.46% of total loans at September 30, 2011. The lower allowance for credit losses relative to total loans reflected the improving trend in the overall risk profile of the loan portfolio. The allowance for credit losses declined largely due to additional impaired loans moving from being included in the general valuation allowance to being individually measured for impairment during the quarter, a reduction in the unallocated reserve, and slightly lower overall loan balances. The allowance for credit losses relative to nonperforming loans increased from 67% a year ago to 89% at December 31, 2011. The Company’s estimate of an appropriate allowance for credit losses will continue to be closely related to the loan portfolio’s credit quality performance trends and the region’s economic conditions.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 12 of 18

Total nonperforming assets were $71.4 million or 2.9% of total assets as of December 31, 2011, compared to $100.7 million and 4.1% of total assets a year ago and $83.1 million and 3.3% at the end of the third quarter.

Table 14
NONPERFORMING ASSETS
(Dollars in thousands)	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010
Loans on nonaccrual status:
Commercial	$7,750	$9,987	$9,280	$12,803	$13,377
Real estate construction:
Commercial real estate construction	3,750	3,886	4,357	4,032	4,077
Residential real estate construction	2,073	3,311	3,439	4,093	6,615
Total real estate construction	5,823	7,197	7,796	8,125	10,692
Real estate mortgage:
Mortgage	6,161	5,876	5,734	5,714	9,318
Nonstandard mortgage	3,463	5,001	5,793	6,451	5,223
Home equity	2,325	3,285	2,755	1,426	950
Total real estate mortgage	11,949	14,162	14,282	13,591	15,491
Commercial real estate	15,070	21,513	19,263	19,424	21,671
Installment and consumer	5	6	1	—	—
Total nonaccrual loans	40,597	52,865	50,622	53,943	61,231
90 days past due not on nonaccrual	—	—	—	—	—
Total nonperforming loans	40,597	52,865	50,622	53,943	61,231

Other real estate owned	30,823	30,234	35,374	39,329	39,459
Total nonperforming assets	$71,420	$83,099	$85,996	$93,272	$100,690

Nonperforming loans to total loans	2.70%	3.52%	3.33%	3.51%	3.99%
Nonperforming assets to total assets	2.94%	3.30%	3.49%	3.80%	4.09%

During 2011, total nonaccrual loans declined $20.6 million or 34% to $40.6 million at year end, with declines across all major loan categories except for home equity loans. As evidenced by the 23% reduction in nonaccrual balances during the most recent quarter, the Company made particularly good progress moving problem credits toward resolution during the quarter, with only a nominal increase in OREO balances over the same period.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 13 of 18

As indicated in Table 15 below, the Company’s OREO property disposition activities continued in the fourth quarter of 2011. During the quarter, the Company disposed of 59 OREO properties with a book value of $6.7 million while acquiring 15 properties with a book value of $9.2 million and recording OREO valuation adjustments totaling $1.9 million. The combination of these actions resulted in a $.6 million increase in total OREO in the quarter. At year end 2011, the OREO portfolio, which declined $8.6 million over the past year, consisted of 264 properties with a book value of $30.8 million. The OREO balance reflected write-downs totaling 53% from original loan principal, essentially unchanged from a year ago. The largest balances in the OREO portfolio at December 31, 2011, were attributable to income-producing properties followed by homes and land, all of which are located within the Company’s footprint.

Table 15
OTHER REAL ESTATE OWNED ACTIVITY
(Dollars in thousands)	Q4 2011		Q3 2011		Q2 2011		Q1 2011		Q4 2010
	Amount	#	Amount	#	Amount	#	Amount	#	Amount	#
Beginning balance	$30,234	308	$35,374	366	$39,329	399	$39,459	402	$35,814	448
Additions to OREO	9,241	15	1,672	16	4,270	18	6,479	25	11,053	35
Dispositions of OREO	(6,728)	(59)	(6,116)	(74)	(6,670)	(51)	(5,952)	(28)	(5,886)	(81)
OREO valuation adj.		(1,924)	(696)	—	(1,555)	—	(657)	—	(1,522)	—
Ending balance	$30,823	264	$30,234	308	$35,374	366	$39,329	399	$39,459	402

Table 16
OTHER REAL ESTATE OWNED BY PROPERTY TYPE
(Dollars in thousands)	Dec. 31,	# of	Dec. 31,	# of	Sept. 30,	# of
	2011	properties	2010	properties	2011	properties
Income producing properties	$10,282	15	$5,162	7	$8,139	14
Homes	6,008	17	17,297	69	6,329	27
Land	5,049	16	5,135	12	3,762	10
Residential site developments	3,506	146	7,340	245	4,877	176
Lots	2,932	51	3,700	56	3,175	54
Condominiums	2,252	9	128	2	3,131	17
Multifamily	428	4	697	11	455	4
Commercial site developments	366	6	—	—	366	6
Total	$30,823	264	$39,459	402	$30,234	308

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 14 of 18

Other

The Company will hold a Webcast conference call Friday, January 27, 2012, at 11:00 a.m. Pacific Time, during which the Company will discuss fourth quarter 2011 results and key activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “4th Quarter 2011 Earnings Conference Call” tab. The conference call may also be accessed by dialing (877) 247-4281 Conference ID#: 38463500 a few minutes prior to 11:00 a.m. Pacific Time. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp is a publicly held, Northwest bank holding company headquartered in Oregon with $2.4 billion in assets, and the parent company of West Coast Bank and West Coast Trust Company, Inc. West Coast Bank operates 60 branches in Oregon and Washington. The Company serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision-making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services.  For more information, please visit the Company web site at www.wcb.com.

Forward-Looking Statements

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. These statements can often be identified by words such as "expects," "believes," “projects,” “anticipates,” or "will," or other words of similar meaning, and specifically include in this release all statements regarding the expected future benefits of our ongoing cost-cutting initiatives. Actual results could be quite different from those expressed or implied by the forward-looking statements, which give our current expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, the effects of (i) market conditions in our service areas on our efforts to continue to reduce our levels of nonperforming assets and increase loan originations, (ii) cost reduction initiatives, as well as (iii) all risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2010, including under the headings "Forward Looking Statement Disclosure" and in the section "Risk Factors,” and in our most recent Quarterly Report on Form 10-Q.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 15 of 18

Table 17
INCOME STATEMENT
	Q4	Q4	Change		Q3	Year-to-date	Year-to-date
	2011	2010	$	%	2011	2011	2010
Net interest income
Interest and fees on loans	$19,647	$21,350	$(1,703)	-8%	$20,060	$80,237	$88,409
Interest on investment securities	4,266	4,064	202	5%	4,626	18,251	16,668
Other interest income	19	95	(76)	-80%	35	187	499
Total interest income	23,932	25,509	(1,577)	-6%	24,721	98,675	105,576
Interest expense on deposit accounts	702	2,009	(1,307)	-65%	986	4,973	12,130
Interest on borrowings and subordinated debentures	925	1,611	(686)	-43%	1,619	5,808	7,813
Borrowings prepayment charge	4,365	—	4,365	100%	2,775	7,140	2,326
Total interest expense	5,992	3,620	2,372	66%	5,380	17,921	22,269
Net interest income	17,940	21,889	(3,949)	-18%	19,341	80,754	83,307

Provision for credit losses	1,499	1,693	(194)	-11%	1,132	8,133	18,652

Noninterest income
Service charges on deposit accounts	3,005	3,736	(731)	-20%	3,129	13,353	15,690
Payment systems-related revenue	3,081	2,984	97	3%	3,201	12,381	11,393
Trust and investment services revenues	1,114	1,143	(29)	-3%	1,033	4,503	4,267
Gains on sales of loans	300	568	(268)	-47%	222	1,335	1,197
Net OREO valuation adjustments
and gains (losses) on sales	(1,981)	(1,186)	(795)	-67%	(11)	(3,236)	(4,415)
Other-than-temporary impairment losses	—	—	—	—	—	(179)	—
Gain on sales of securities	192	617	(425)	-69%	124	713	1,562
Other	708	733	(25)	-3%	716	2,949	3,003
Total noninterest income	6,419	8,595	(2,176)	-25%	8,414	31,819	32,697
Noninterest expense
Salaries and employee benefits	12,614	11,521	1,093	9%	11,977	48,587	45,854
Equipment	1,560	1,540	20	1%	1,461	6,113	6,247
Occupancy	2,162	2,245	(83)	-4%	2,115	8,674	8,894
Payment systems-related expense	1,265	1,297	(32)	-2%	1,279	5,141	4,727
Professional fees	1,122	822	300	36%	1,038	4,118	3,991
Postage, printing and office supplies	821	816	5	1%	772	3,265	3,148
Marketing	659	800	(141)	-18%	862	3,003	3,086
Communications	395	388	7	2%	387	1,549	1,525
Other noninterest expense	2,146	3,901	(1,755)	-45%	2,729	10,425	12,865
Total noninterest expense	22,744	23,330	(586)	-3%	22,620	90,875	90,337
Income before income taxes	116	5,461	(5,345)	-98%	4,003	13,565	7,015
Provision (benefit) for income taxes	(17,646)	3,549	(21,195)	-597%	(2,273)	(20,212)	3,790
Net income	$17,762	$1,912	$15,850	829%	$6,276	$33,777	$3,225

Net income per share:
Basic	$0.87	$0.09	$0.78		$0.31	$1.65	$0.16
Diluted	$0.83	$0.09	$0.74		$0.29	$1.58	$0.16

Weighted average common shares	19,032	18,958	74		19,029	19,007	17,460
Weighted average diluted shares	19,911	19,573	338		19,880	19,940	18,059

Tax equivalent net interest income	$18,223	$22,156	$(3,933)		$19,628	$81,870	$84,478

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 16 of 18

Table 18
BALANCE SHEETS
(Dollars in thousands)	Dec. 31,	Dec. 31,	Change		Sept. 30,
	2011	2010	$	%	2011
Assets:
Cash and due from banks	$59,955	$42,672	$17,283	41%	$57,442
Federal funds sold	4,758	3,367	1,391	41%	2,102
Interest-bearing deposits in other banks	27,514	131,952	(104,438)	-79%	47,734
Total cash and cash equivalents	92,227	177,991	(85,764)	-48%	107,278
Investment securities	729,844	646,112	83,732	13%	823,458
Loans	1,501,301	1,536,270	(34,969)	-2%	1,503,624
Allowance for loan losses	(35,212)	(40,217)	5,005	12%	(36,314)
Loans, net	1,466,089	1,496,053	(29,964)	-2%	1,467,310
Total interest-earning assets	2,267,446	2,321,611	(54,165)	-2%	2,379,614
OREO, net	30,823	39,459	(8,636)	-22%	30,234
Other assets	110,904	101,444	9,460	9%	92,967
Total assets	$2,429,887	$2,461,059	$(31,172)	-1%	$2,521,247

Liabilities and Stockholders' Equity:
Demand	$621,962	$555,766	$66,196	12%	$649,326
Savings and interest-bearing demand	495,117	445,878	49,239	11%	502,586
Money market	625,373	663,467	(38,094)	-6%	651,904
Time deposits	173,117	275,411	(102,294)	-37%	186,962
Total deposits	1,915,569	1,940,522	(24,953)	-1%	1,990,778
Borrowings and subordinated debentures	171,000	219,599	(48,599)	-22%	209,099
Reserve for unfunded commitments	771	850	(79)	-9%	702
Other liabilities	28,068	27,528	540	2%	23,801
Total liabilities	2,115,408	2,188,499	(73,091)	-3%	2,224,380
Stockholders' equity	314,479	272,560	41,919	15%	296,867
Total liabilities and stockholders' equity	$2,429,887	$2,461,059	$(31,172)	-1%	$2,521,247

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 17 of 18

Table 19
PERIOD END LOANS
(Dollars in thousands)	Dec. 31,	% of	Dec. 31,	% of	Change		September 30,	% of
	2011	Total	2010	total	Amount	%	2011	Total
Commercial loans	$299,766	20%	$309,327	20%	$(9,561)	-3%	$296,335	20%
Commercial real estate construction	17,438	1%	19,760	1%	(2,322)	-12%	12,859	1%
Residential real estate construction	12,724	1%	24,325	2%	(11,601)	-48%	13,167	1%
Total real estate construction loans	30,162	2%	44,085	3%	(13,923)	-32%	26,026	2%
Mortgage	58,099	4%	67,525	4%	(9,426)	-14%	59,388	4%
Nonstandard mortgage	8,511	1%	12,523	1%	(4,012)	-32%	9,945	1%
Home equity	258,384	17%	268,968	18%	(10,584)	-4%	261,457	17%
Total real estate mortgage	324,994	22%	349,016	23%	(24,022)	-7%	330,790	22%
Commercial real estate loans	832,767	55%	818,577	53%	14,190	2%	836,752	56%
Installment and other consumer loans	13,612	1%	15,265	1%	(1,653)	-11%	13,721	1%
Total loans	$1,501,301		$1,536,270		$(34,969)	-2%	$1,503,624

Table 20
AVERAGE BALANCE SHEETS

(Dollars in thousands)	Q4	Q4	Q3	Year to date	Year to date
	2011	2010	2011	2011	2010
Cash and due from banks	$53,829	$51,044	$54,156	$52,258	$48,976
Federal funds sold	3,184	3,996	3,275	3,796	6,194
Interest-bearing deposits in other banks	20,530	142,398	49,918	67,332	188,925
Total cash and cash equivalents	77,543	197,438	107,349	123,386	244,095
Investment securities	783,948	646,776	782,324	734,893	606,099
Total loans	1,498,437	1,556,975	1,515,091	1,516,409	1,622,445
Allowance for loan losses	(36,101)	(42,208)	(38,529)	(38,456)	(42,003)
Loans, net	1,462,336	1,514,767	1,476,562	1,477,953	1,580,442
Total interest-earning assets	2,309,396	2,351,927	2,351,828	2,324,016	2,425,073
Other assets	122,493	126,179	120,972	124,562	145,235
Total assets	$2,446,320	$2,485,160	$2,487,207	$2,460,794	$2,575,871

Demand	$622,741	$566,998	$615,956	$592,630	$540,280
Savings and interest-bearing demand	493,541	454,185	478,333	474,719	438,665
Money market	640,247	670,580	661,871	654,329	659,542
Time deposits	179,288	281,009	196,807	217,149	388,500
Total deposits	1,935,817	1,972,772	1,952,967	1,938,827	2,026,987
Borrowings and subordinated debentures	189,635	217,256	220,354	212,237	264,589
Total interest-bearing liabilities	1,502,711	1,623,030	1,557,365	1,558,434	1,751,296
Other liabilities	23,245	18,858	22,779	23,332	18,486
Stockholders' equity	297,623	276,274	291,107	286,398	265,809
Total liabilities and stockholders' equity	$2,446,320	$2,485,160	$2,487,207	$2,460,794	$2,575,871

WEST COAST BANCORP REPORTS FOURTH QUARTER 2011 RESULTS January 27, 2012 Page 18 of 18

The following table presents information about the Company’s total performing delinquent loans.

Table 21
DELINQUENT LOANS 30-89 DAYS PAST DUE AS A % OF LOAN CATEGORY
(Dollars in thousands)	December 31,	December 31,	September 30,
	2011	2010	2011
Commercial loans	0.23%	0.02%	0.21%
Real estate construction loans	0.00%	0.00%	0.00%
Real estate mortgage loans	0.74%	0.59%	0.20%
Commercial real estate loans	0.14%	0.07%	0.50%
Installment and other consumer loans	0.41%	0.34%	0.64%
Total delinquent loans 30-89 days past due	$4,273	$2,721	$5,556
Delinquent loans to total loans	0.28%	0.18%	0.37%

The following table presents information regarding common shares outstanding at December 31, 2011 on an actual and diluted basis.

Table 22
COMMON SHARE AND DILUTIVE SHARE INFORMATION
(Shares in thousands, restated for reverse stock split)
Number
of shares
Common shares outstanding at December 31, 2011	19,298
Common shares issuable on conversion of series B preferred stock [1]	1,213
Dilutive impact of warrants 2 3	860
Dilutive impact of stock options and restricted stock [3]	69
Total potential dilutive shares [4]	21,440

1 121,328 shares of series B preferred stock outstanding at December 31, 2011.

2 Warrants to purchase 240,000 common shares at a price of $100 per series B preferred share outstanding at December 31, 2011.

3 The estimated dilutive impact of warrants, options, and restricted stock is shown. These figures are calculated under the treasury method utilizing an average stock price of $15.59 for the period and do not reflect the number of common shares that would be issued if securities were exercised in full.

4 Potential dilutive shares is a non-GAAP figure and not the weighted average diluted shares calculated in accordance with GAAP.